Exhibit 23(c)(ii) under Form N-1A
                                         Exhibit 4 under Item 601/Reg. S-K

                           HUNTINGTON VA FUNDS

                        CERTIFICATE OF DESIGNATION
                                    of
                             SERIES OF SHARES


Certificate of Designation

      The undersigned certifies that, pursuant to authority conferred by
Section 5.11 of the Declaration of Trust, the Trustees of the Trust have authorized the creation of separate series ("Series") of Shares of beneficial interest of the Trust, as follows:

      (1) The shares of beneficial interest of the Trust have been divided into one or more separate series designated as follows:

           Huntington VA Dividend Capture Fund
           Huntington VA Growth Fund
           Huntington VA Income Equity Fund
           Huntington VA Mid Corp America Fund
           Huntington VA New Economy Fund
           Huntington VA Rotating Markets Fund
           Huntington VA Macro 100 Fund
           Huntington VA International Equity Fund
           Huntington VA Mortgage Securities Fund
           Huntington VA Situs Small Cap Fund

Based upon action taken by the Trustees at a board meeting on February 11, 2004, Huntington VA Macro 100 Fund, Huntington VA International Equity Fund, Huntington VA Mortgage Securities Fund and Huntington VA Situs Small Cap Fund were designated and are scheduled to become effective on April 30, 2004.

      IN WITNESS WHEREOF, the Secretary has executed this Certificate of
Designation as of              , 2004.




                               Victor R. Siclari
                               Secretary